Exhibit 99.1

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	September 24, 2012 Contact: Gary Russell, Investor Relations 713-651-4434

FOR IMMEDIATE RELEASE

Key Energy Services Issues Revised Financial Guidance for the Third Quarter 2012 and

Completes the Sale of its Argentina Operations

HOUSTON, TX, September 24, 2012 – Key Energy Services, Inc. (NYSE: KEG) expects third quarter 2012 consolidated results from continuing operations to be below prior expectations. Compared to the previous quarter, consolidated revenue is expected to decline 4% to 5%, and operating income margins are expected to decline 250 to 350 basis points.

Key’s Chairman, President and Chief Executive Officer, Dick Alario, commented, “The change in outlook relative to our earlier expectations is primarily attributed to market declines in U.S. drilling and completion related activity. Our fluids management, coiled tubing, and Edge businesses all experienced utilization declines and continued pricing pressure in their core markets during the quarter. While our U.S. Rig Services business has experienced a slight activity decline during the quarter, its income contribution to third quarter results is expected to be in line with the prior quarter. Meanwhile, third quarter results from our international operations are anticipated to be in line with earlier expectations.”

Mr. Alario continued, “Our prior expectations were for activity in our core oil markets to be relatively flat in the second half of 2012. Instead, since the beginning of the third quarter, drilling rig counts in these markets are down approximately 8%, and indications are that customer demand may decline further through the fourth quarter in addition to typical seasonal declines. We will provide more insights regarding our outlook on our third quarter earnings conference call.”

Key sold its Argentina operations effective September 14, 2012 and expects to record a non-cash, pre-tax charge against discontinued operations of approximately $45 million in the third quarter.

Key intends to report its third quarter 2012 financial results after market close on Thursday, October 25, 2012 and host a conference call to discuss those results on Friday, October 26, 2012. Additional conference call details will be provided at a later date.

September 24, 2012

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding future operational and activity expectations, and anticipated financial performance in 2012. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that Key will be unable to achieve its revised financial and operational projections, including quarterly projections of revenue and/or operating income margins (whether for Key as a whole or for geographic regions and/or business segments individually); risks that market fundamentals in the U.S. could further deteriorate or worsen beyond current expectations and/or that Key could experience further unexpected declines in activity and demand for its rig service, fluid management service, coiled tubing service, and fishing and rental service businesses; risks affecting Key’s international operations, including risks that Key may not be able to achieve its international growth and mobilization strategy in Mexico and other foreign countries in which Key operates; risks associated with the recently completed sale of Key’s Argentine operations, including risk that Key may be unable to achieve the benefits contemplated under the transaction; risks, in responding to changing or declining market conditions, that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, the Middle East and Russia.

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